EXHIBIT 3.4 CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 VOICENET, INC.

          Voicenet,  Inc., a  corporation  organized  and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), does hereby certify as follows:

          FIRST: That Article FOURTH of the Certificate of Amendment of the Certificate of Incorporation of the Corporation be amended by striking Article FOURTH in its entirety and replacing therefor:

                    FOURTH:  The  Corporation  is  authorized  to
               issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the Corporation is authorized to issue is Fifty-One Million (51,000,000) shares, $.01 par value, which shall consist of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock."

          SECOND: By written consent dated March 2, 2000, given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, the holder(s) of a majority of the outstanding shares of stock of the Corporation have approved the adoption of the aforesaid resolution.

          THIRD:   That  this   Certificate   of  Amendment  of  Certificate  of
Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be signed by its Chief Executive Officer this 2nd day of March 2000.

                                       VOICENET, INC.


                                       By : /s/ Frank Carr
                                            --------------------------------
                                            Frank Carr
                                            Chief Executive Officer